UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2008

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2008, the Registrant, as Borrower, Bank of America, N.A., as Lender, and the principal domestic subsidiaries of the Registrant, as Subsidiary Guarantors, executed a First Amendment to Credit and Guaranty Agreement, made as of April 30, 2008 (the "First Amendment"). The First Amendment amends the Credit and Guaranty Agreement, dated February 12, 2007, among the same parties, pursuant to which the Lender made available to the Borrower an unsecured revolving credit loan facility of up to $20.0 million, by extending the maturity date of such facility from June 30, 2008 to June 30, 2011, and by revising certain financial covenants.

There is no material relationship between the Registrant and the Lender other than pursuant to the agreements described above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1– First Amendment to Credit and Guaranty Agreement, made as of April 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEL FUSE INC.

By:	/s/ Colin Dunn
Name:	Colin Dunn
Title:	Vice President of Finance

Dated: June 26, 2008

EXHIBIT INDEX

Exhibit 10.1– First Amendment to Credit and Guaranty Agreement, made as of April 30, 2008.